Exhibit 21

Subsidiaries of SBA Communications Corporation

Name	Relationship	Jurisdiction

SBA Telecommunications, LLC	100% owned by SBA Communications Corporation	Florida

SBA Senior Finance, LLC	100% owned by SBA Telecommunications, LLC	Florida

SBA Holdings, LLC	100% owned by SBA Senior Finance, LLC	Delaware

SBA Guarantor, LLC	100% owned by SBA Holdings, LLC	Delaware

SBA Properties, Inc.	100% owned by SBA Guarantor, LLC	Delaware

SBA Structures, LCC	100% owned by SBA Guarantor, LLC	Delaware

SBA Infrastructure, LLC	100% owned by SBA Guarantor, LLC	Delaware

SBA Towers IV, LLC	100% owned by SBA Guarantor, LLC	Delaware

SBA Senior Finance II, LLC	100% owned by SBA Senior Finance, LLC.	Florida

SBA Canada Holdings, Inc.	100% owned by SBA Senior Finance II, LLC.	BC, Canada

Central America Equityholder, LLC	100% owned by SBA Senior Finance II, LLC	Florida

Costa Rica Quotaholder, LLC	100% owned by Central America Equityholder, LLC	Florida

Costa Pacifico Torres LTDA	99% owned by Costa Rica Quotaholder, LLC; 1% by Costa Rica Quotaholder II, LLC	Costa Rica

Panama Shareholder, LLC	100% owned by Central America Equityholder, LLC	Florida

SBA Torres Panama, S.A.	100% owned by Panama Shareholder, LLC	Panama

SBA Towers, LLC	100% owned by SBA Senior Finance II, LLC	Florida

SBA Towers II, LLC	100% owned by SBA Towers, LLC	Florida

SBA Towers III, LLC	100% owned by SBA Senior Finance II, LLC	Florida

SBA Towers V, LLC	100% owned by SBA Telecommunications, LLC	Florida

Brazil Shareholder I, LLC	100% owned by SBA Towers V, LLC	Florida

Brazil Shareholder II, LLC	100% owned by Brazil Shareholder I, LLC	Florida

SBA Torres Brasil LTDA	100% owned by Brazil Shareholder II, LLC	Brazil

SBA Monarch Acquisition, LLC	100% owned by SBA Towers V, LLC	Florida

SBA 2012 TC Holdings, LLC	100% owned by SBA Towers V, LLC	Delaware

As of December 31, 2013, SBA Communications Corporation owned, directly or indirectly, 52 additional subsidiaries, 39 of which are incorporated in U.S. jurisdictions and 13 of which are organized in foreign jurisdictions. These subsidiaries, in the aggregate as a single subsidiary, would not constitute a “Significant Subsidiary” as defined in Rule 405 under the Securities Act as of December 31, 2013.